EXHIBIT 10.26
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                                    GUARANTY
                                    --------

         GUARANTY, dated as of December 27, 2002, by COLUMBIA CAPITAL EQUITY PARTNERS II (QP), L.P., a Delaware limited partnership ("Columbia II (QP)"), COLUMBIA CAPITAL EQUITY PARTNERS II (CAYMAN), L.P., a Delaware limited partnership ("Columbia II Cayman"), COLUMBIA CAPITAL EQUITY PARTNERS II, L.P., a Delaware limited partnership ("Columbia Equity II"), COLUMBIA CAPITAL EQUITY PARTNERS III (QP), L.P., a Delaware limited partnership ("Columbia III (QP)"), COLUMBIA CAPITAL EQUITY PARTNERS III (CAYMAN), L.P., a Delaware limited partnership ("Columbia III Cayman"), and COLUMBIA CAPITAL EQUITY PARTNERS III
(AI), L.P., a Delaware limited partnership ("Columbia Equity III and, collectively with Columbia II (QP), Columbia II Cayman, Columbia Equity II, Columbia III (QP), and Columbia III Cayman, the "Guarantors" and each individually, a "Guarantor"), in favor of FLEET NATIONAL BANK, a national banking association (the "Lender").

         WHEREAS, DSL.NET, Inc. a Delaware corporation (the "Company") has entered into a Revolving Credit and Term Loan Agreement dated as of December 13, 2002 (as amended and in effect from time to time, the "Credit Agreement") with the Lender, pursuant to which the Lender, subject to the terms and conditions contained therein, is to make loans or otherwise extend credit to the Company;

         WHEREAS, the Guarantors collectively own certain of the capital stock of the Company;

         WHEREAS, each of the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Lender pursuant to the Credit Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the Lender's making any loans or otherwise extending credit to the Company under the Credit Agreement that the Guarantors execute and deliver to the Lender a guaranty substantially in the form hereof; and

         WHEREAS, each of the Guarantors jointly and severally wishes to guaranty the Company's obligations to the Lender under or in respect of the Credit Agreement as provided herein;

         NOW, THEREFORE, each Guarantor hereby agrees with the Lender as follows:

         1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.
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         The term "Capital Call Obligation" means, as to any Guarantor, the obligation of each Partner to pay his, her or its Unpaid Capital Commitment in accordance with the terms and obligations of the Partnership Agreement of such Guarantor.

         The term "Capital Commitment" means, as to any Guarantor, the total amount agreed to be paid to such Guarantor by each Partner of such Guarantor, all as set forth in the Partnership Agreement of such Guarantor.

         The term "Capital Contribution" means, as to any Guarantor, with respect to any Partner of such Guarantor, that portion of such Partner's Capital Commitment which has already been paid, funded or otherwise satisfied by such Partner as of any date of determination.

         The term "Credit Agreement Guarantor" means a "Guarantor" as defined in the Credit Agreement which has executed and delivered a Credit Agreement Guaranty, provided, for purposes hereof, to the extent any such Guarantor is jointly and severally liable under any Credit Agreement Guaranty, the term Credit Agreement Guarantor shall include all Guarantors which are so jointly and severally liable to the Lender.

         The term "Credit Agreement Guaranty" means each "Guaranty" as defined in the Credit Agreement, and which guaranty remains in full force and effect.

         The term "Defaulted Capital Call Obligations" means, as to any Guarantor, any and all Capital Call Obligations of all Defaulting Partners, to the extent that the Capital Commitments of such Defaulting Partners have not otherwise been purchased by or allocated to other Partners of such Guarantor which are not Defaulting Partners pursuant to the terms of the Partnership Agreement of such Guarantor within thirty (30) days after any such Partner becomes a Defaulting Partner.

         The term "Defaulting Partner" means, as to any Guarantor, any Partner who or which (a) is considered a "Defaulting Partner" or "Defaulting Member", as the case may be, under the terms of the applicable Partnership Agreement or (b) fails to pay any Capital Call Obligation on or before the fifteenth (15th) Business Day following the date on which the applicable General Partner requires such payment pursuant to a written notice of a Capital Call to such Partners, unless and until such failure to pay any such Capital Call Obligation is subsequently cured or waived with the consent of, and to the satisfaction of, such General Partner and the Lender.

         The term "Eligible Capital Call Commitments" means, as to any Guarantor, the aggregate Capital Call Obligations of such Guarantor's Partners
(a) that are not subject to any lien, security interest or other encumbrance other than the lien or other security interest expressly permitted hereunder and described on Schedule 9.2 hereof (the "BofA Lien") to secure the BofA Facility;
(b) that have not been paid (and are not the subject of any capital call which has been made by such Guarantor's general partner but not yet funded by the Partner and are not otherwise committed by such general partner) or otherwise funded by the Partner or Partners; and (c) that do not include amounts with respect to Defaulted Capital Call Obligations or (without duplication) amounts with respect to any other Capital Call Obligations payable by a Defaulting Partner.
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                                       -3-

         The term "Indebtedness" shall mean, as to any individual, corporation, partnership, trust, unincorporated association, business or other legal entity and any government or any governmental agency or political subdivision thereof (collectively, a "Person") and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every obligation of such Person under any capitalized lease, (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,
(vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights, (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"), (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through
(x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for
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                                       -4-

the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The term "Partner" means, as to any Guarantor, any Person who or which holds a limited partnership interest or membership interest, as the case may be, in such Guarantor pursuant to the Partnership Agreement of such Guarantor.

         The term "Partnership Agreements" shall mean collectively, (a) as to Columbia II (QP), that certain Second Amended and Restated Agreement of Limited Partnership dated as of May 27, 1999 by and among Columbia Capital Equity Partners, L.L.C., a Delaware limited liability company (in its capacity as general partner of Columbia II (QP)), Columbia Capital, L.L.C., a Delaware limited liability company, as initial limited partners and the persons and/or entities listed on Schedule I thereto, as limited partners; (b) as to Columbia II Cayman, that certain Second Amended and Restated Agreement of Limited Partnership dated as of March 30, 2000 by and among Columbia Capital Equity Partners, L.L.C., a Delaware limited liability company (in its capacity as general partner of Columbia II Cayman), CCEP II Cayman-SLP, Inc., a Delaware corporation as Special Limited Partner and the persons and/or entities listed on
Schedule I thereto, as limited partners; (c) as to Columbia Equity II, that certain Second Amended and Restated Agreement of Limited Partnership dated as of May 27, 1999 by and among Columbia Capital Equity Partners, L.L.C., a Delaware limited liability company (in its capacity as general partner of Columbia Equity
II), Columbia Capital, L.L.C., a Delaware limited liability company, as initial limited partners and the persons and/or entities listed on Schedule I thereto, as limited partners; (d) as to as to Columbia III (QP), that certain Amended and Restated Agreement of Limited Partnership dated as of June 6, 2000 by and among Columbia Capital Equity Partners III, L.P., a Delaware limited partnership (in its capacity as general partner of Columbia III (QP)), Columbia Capital III, L.L.C., a Delaware limited liability company, as initial limited partners and the persons and/or entities listed on Schedule I thereto, as limited partners;
(e) as to Columbia III Cayman, that certain Amended and Restated Agreement of Limited Partnership dated as of June 6, 2000 by and among Columbia Capital Equity Partners (Cayman) III, Ltd. (in its capacity as general partner of Columbia III Cayman), Columbia Capital III, LLC, as initial limited partners and the persons and/or entities listed on Schedule I thereto, as limited partners; and (f) as to Columbia Equity III, that certain Amended and Restated Agreement of Limited Partnership dated as of August 17, 2000 by and among Columbia Capital Equity Partners III, L.P., a Delaware limited partnership (in its capacity as general partner of Columbia II (QP)), Columbia Capital III, L.L.C., a Delaware limited liability company, as initial limited partners and the persons and/or entities listed on Schedule I thereto, as limited partners.

         The term "Pro Rata Share" shall mean, as to each Credit Agreement Guarantor, that portion of the principal amount of the Obligations which are guaranteed by such Credit Agreement Guarantor pursuant to a Credit Agreement Guaranty as compared to the principal amount of the Obligations which are guaranteed by all Credit Agreement Guarantors pursuant to all Credit Agreement Guarantees.
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                                       -5-


         The term "Related Guarantees" shall mean each Credit Agreement Guaranty issued to the Lender from any Credit Agreement Guarantor other than the Guarantors.

         The term "Total Guarantor Obligations" means, as to any Guarantor, the sum of (a) the Obligations which are guaranteed by the Guarantors pursuant to this Guaranty, plus (b) the aggregate amount of all Indebtedness of the Guarantors (which, for purposes of this Guaranty, shall include the entire committed amount of the BofA Facilities, whether or not there exists any outstanding amounts owing thereunder).

         The term "Unpaid Capital Commitment" means, as to any Guarantor, with respect to any Partner of such Guarantor, such Partner's Capital Commitment less such Partner's Capital Contribution.

         2. GUARANTY OF PAYMENT AND PERFORMANCE. Each of the Guarantors hereby jointly and severally guarantees to the Lender the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. In addition, each of the Guarantors agrees that payments by the Guarantor hereunder shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Guarantor will pay to the Lender, on the date on which such amount is due and payable under any Loan Document, such additional amount in United States dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon such Guarantor. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the joint and several obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Lender, become immediately due and payable to the Lender, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors hereunder may be required by the Lender on any number of occasions.
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                                       -6-


         3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Lender, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this ss.3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         4. LIMITED GUARANTY. Notwithstanding any other term or provision of this Guaranty to the contrary, the Guarantors' liability hereunder shall be limited to an amount equal to (a) $1,100,000 in principal amount, plus, without limitation as to the amounts thereof, (b) the Guarantors' Pro Rata Share of all interest, banking charges, commissions, costs and reasonable expenses chargeable to the Company in respect of the Obligations (other than costs and expenses, including attorneys fees, incurred in connection with the enforcement against the Company of the Credit Agreement or other Loan Documents, unless the Lender is required to incur just costs and/or expenses prior to being able to demand payment hereunder), plus (c) the Guarantors' Pro Rata Share of all interest and other costs and reasonable expenses payable by the Guarantors pursuant to ss.3 hereof (other than costs and expenses, including attorneys fees, incurred in connection with the enforcement against the Company of the Credit Agreement or other Loan Documents, unless the Lender is required to incur just costs and/or expenses prior to being able to demand payment hereunder), provided, the Guarantors shall pay all of the costs and expenses incurred or expended by the Lender in connection with this Guaranty and the enforcement thereof. Each payment made by any Guarantor hereunder which is applied against the Obligations referred to in clause (a) above shall reduce such Guarantor's liability by such amount. The Lender's dealings with the Company need not be limited to any particular sum notwithstanding any limitation herein upon the liability of each Guarantor. The Lender hereby agrees that to the extent it shall require any payments be made hereunder, the Lender will, to the extent permissable, simultaneously make a claim for payment on all Credit Agreement Guarantees such that any payment being required to be made hereunder will not exceed the Guarantors' Pro Rata share of the aggregate amount being claimed by the Lender under all Credit Agreement Guarantees (and, to the extent the Lender is not permitted or otherwise able to make a claim under any Credit Agreement Guaranty, the Lender shall be deemed to have made such a claim under such Credit Agreement Guaranty for purposes of this sentence).

         5. WAIVERS BY GUARANTOR; LENDER'S FREEDOM TO ACT. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. Each Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar
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                                       -7-


law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation, (e) the adequacy of any rights which the Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Lender.

         6. UNENFORCEABILITY OF OBLIGATIONS AGAINST COMPANY. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each Guarantor.
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                                       -8-


         7.  SUBROGATION; SUBORDINATION.

                  7.1. WAIVER OF RIGHTS AGAINST COMPANY. Until the final payment and performance in full of all of the Obligations, neither Guarantor shall exercise any rights against the Company arising as a result of payment by any Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; neither Guarantor will claim any setoff, recoupment or counterclaim against the Company in respect of any liability of such Guarantor to the Company; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Lender.

                  7.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter owed to each Guarantor is hereby subordinated to the prior payment in full of all of the Obligations, to the extent and in the manner set forth in the next sentence. Each Guarantor agrees that, after the occurrence and during the continuance of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, a Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  7.3. PROVISIONS SUPPLEMENTAL. The provisions of this ss.7 shall be supplemental to and not in derogation of any rights and remedies of the Lender under any separate subordination agreement which the Lender may at any time and from time to time enter into with the Guarantors.

         8. SECURITY; SETOFF. Each Guarantor grants to the Lender, as security for the full and punctual payment and performance of all of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Lender is hereby authorized at any time and from time to time, without notice to such Guarantor (any such notice being expressly waived by such Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantor under this Guaranty, whether or not the Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.
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                                       -9-


         9.  REPRESENTATIONS; COVENANTS AND FURTHER ASSURANCES.

                  9.1. REPRESENTATIONS. Each Guarantor and each of Columbia Capital Equity Partners, L.L.C., Columbia Capital Equity Partners III, L.P., and Columbia Capital Equity Partners (Cayman) III, Ltd., in its capacity as sole general partner or managing member, as the case may be, of each Guarantor (the "General Partner") hereby represents and warrants to the Lender that (a) each of the Guarantors and General Partner is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and the execution, delivery and performance by such Guarantor and the General Partner of this Guaranty and the other Loan Documents to which it is a party (i) are within its partnership or membership authority, (ii) have been duly authorized by all appropriate action, (iii) do not conflict with or contravene its Partnership Agreement, or any law, rule, order or regulation; (b) upon the execution and delivery thereof, the Guaranty and each other Loan Document shall constitute the legal, valid and binding obligation of each such Guarantor party thereto, enforceable in accordance with its terms; (c) the financial statements provided to the Lender as at September 30, 2002 are complete and correct and fairly present the position of each Guarantor as at such date and for such period in accordance with generally accepted accounting principles consistently applied; and (d) the execution, delivery, performance of its obligations, and exercise of its rights under the Guaranty and the other Loan Documents by each Guarantor (i) do not require any consents or approvals; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any law, rule, order or regulation, or
         (B) its Partnership Agreement or any partnership or limited liability company action.

                  9.2. COVENANTS. Each Guarantor agrees that at all times the ratio of (a) Eligible Capital Call Commitments of such Guarantor to (b) Total Guarantor Obligations of such Guarantor shall not be less than 1.50:1.00. Not later than forty-five (45) days after the end of each fiscal quarter, each Guarantor shall provide to the Lender evidence demonstrating compliance with this covenant contained in ss.9.2 To the extent the ratio of (a) Eligible Capital Call Commitments of a Guarantor to (b) Total Guarantor Obligations for such Guarantor is less than 1.50:1.00, upon demand by the Lender, such Guarantor shall deposit with the Lender cash collateral in an amount sufficient so that when added to the Eligible Capital Call Commitment portion of such ratio, such Guarantor complies with the covenant set forth in this ss.9.2. In addition, each Guarantor agrees that so long as any Obligation is outstanding, such Guarantor will not (1) create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the Indebtedness listed on
         Schedule 9.2 hereto; (2) create or incur or suffer to be created or incurred or permit to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any Capital Call Obligation or such Guarantor's rights to receive such payments, except for those liens existing on the date hereof and set forth on Schedule 9.2 hereto; or (3) or enter into any agreement prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired.

                  9.3. FURTHER ASSURANCES. Each Guarantor agrees that it will from time to time, at the request of the Lender, provide to the Lender such Guarantor's most recent audited and unaudited balance sheets and related statements of income and changes in financial condition and such other information relating to the business and affairs of such Guarantor as the Lender may reasonably request. Each Guarantor also agrees to do all such things and execute all such documents as the Lender may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lender hereunder. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Lender in order for such Guarantor to keep adequately informed of changes in the Company's financial condition.

         10. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Lender is given written notice of any Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Lender at the address of the Lender for notices set forth in the Credit Agreement. No such notice shall affect any rights of the Lender hereunder, including without limitation the rights set forth in ss.ss.5 and 7, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Company and drawn on the Lender or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Lender after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received. In addition, promptly after the Obligations have been indefeasibly repaid in full in cash and all Commitments have been terminated, the Lender will return to the Guarantors the Guaranty marked "terminated" and/or "cancelled".

         11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lender may assign or otherwise transfer the Credit Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein. No Guarantor may assign any of its obligations hereunder.

         12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guarantor and the Lender. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         13. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to a Guarantor, at the address set forth beneath its signature hereto, and if to the Lender, at the address for notices to the Lender set forth in the Credit Agreement, or at such address as either party may designate in writing to the other.

         14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in ss.13 Each Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         15. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor (a) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this ss.15.

         16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantors and the Lender with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         17. CONTRIBUTION. To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Loan documents (the "Benefit Amount"), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Obligations.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                               COLUMBIA CAPITAL EQUITY
                               PARTNERS II (QP), LP
                               By: Columbia Capital Equity Partners, L.P.,
                               its General Partner


                               By: /s/ Donald A. Doering
                                   ---------------------------------------
                                   Name:  Donald A. Doering
                                   Title:  Chief Financial Officer
                                   Address:



                               COLUMBIA CAPITAL EQUITY
                               PARTNERS II (CAYMAN), LP
                               By: Columbia Capital Equity Partners, L.P.,
                               its General Partner


                               By: /s/ Donald A. Doering
                                   ---------------------------------------
                                   Name:  Donald A. Doering
                                   Title:  Chief Financial Officer
                                   Address:



                               COLUMBIA CAPITAL EQUITY PARTNERS II, LP
                               By: Columbia Capital Equity Partners, L.P.,
                               its General Partner


                               By: /s/ Donald A. Doering
                                   ---------------------------------------
                                   Name:  Donald A. Doering
                                   Title:  Chief Financial Officer
                                   Address:

                               COLUMBIA CAPITAL EQUITY PARTNERS III (QP), LP
                               By: Columbia Capital Equity Partners III, L.P., its General Partner


                               By: /s/ Donald A. Doering
                                   ---------------------------------------
                                   Name: Donald A Doering
                                   Title: Chief Financial Officer
                                   Address:



                               COLUMBIA CAPITAL EQUITY PARTNERS III (CAYMAN), LP
                               By: Columbia Capital Equity Partners III, L.P., its General Partner


                               By: /s/ Donald A. Doering
                                   ---------------------------------------
                                   Name:  Donald A. Doering
                                   Title:  Chief Financial Officer
                                   Address:



                               COLUMBIA CAPITAL EQUITY PARTNERS III (AI), LP
                               By: Columbia Capital Equity Partners III, L.P., its General Partner


                               By: /s/ Donald A. Doering
                                   ---------------------------------------
                                   Name: Donald A. Doering
                                   Title:  Chief Financial Officer
                                   Address:

                                  SCHEDULE 9.2

                             PERMITTED INDEBTEDNESS


1. Indebtedness arising under the Credit Agreement dated June 2, 1999 between Columbia Capital Equity Partners II (QP), L.P., Columbia Capital Equity Partners II (Cayman), L.P., Columbia Capital Equity Partners II, L.P., Columbia Capital Employee Investors, L.L.C. and Columbia Capital Investors, L.L.C. and Bank of America - a $10,000,000 facility (the "BofAII Facility").

2. Indebtedness arising under the Credit Agreement dated June 30, 2000 between Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (Cayman), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Employee Investors III, LLC and Columbia Capital Investors III, LLC and Bank of America, N.A. - a $30,000,000 facility (the "BofAIII Facility" and, collectively with the BofAII Facility, the "BofA Facilities" and each individually, a "BofA Facility").

3. Additional Indebtedness up to an aggregate of no more than $5,000,000 that the Guarantors incur in the ordinary course of business.



                                 PERMITTED LIENS

1. First priority security interest of Bank of America, granted under the two lines of credit list in Schedule 9.2 (1) and (2) above, in the Guarantors' Assigned Funds. The "Assigned Funds" are defined as all monies due and to become due to the Guarantors pursuant to Section 3.1(a) of the Guarantors' respective Partnership Agreements, which monies are the capital contribution requirements to be made to the Partnerships during the commitment period.